UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2012
Date of Report (Date of earliest event reported)

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52495	98-0504006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 989-0221
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Pacific Copper Corp. (the "Company") is a Delaware corporation with its shares of common stock registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the "SEC"). On March 8, 2012, the Company received a cease trade order (the "CTO") from the British Columbia Securities Commission (the "BCSC"), the effect of which is limited to the Province of British Columbia. A copy of the BCSC's CTO is attached hereto as Exhibit 99.1.

By its terms, the CTO was issued for failure to file:

(i)    comparative annual financial statements for its financial year ended October 31, 2011 as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") and section 5(b) of British Columbia Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets ("BCI 51-509");

(ii)   a Form 51-102F1 Management's Discussion and Analysis for the period ended October 31, 2011 as required under Part 5 of NI 51-102 and section 5(b) of BCI 51-109; and

(iii)  a Form 51-102F2 Annual Information Form for the year ended October 31, 2011 as required under section 5(c) of BCI 51-509.

The Company subsequently filed the following on the System for Electronic Analysis and Retrieval ("SEDAR"):

(i)       annual financial statements for its financial year ended October 31, 2011;

(ii)      Form 51-102F1 Management's Discussion and Analysis for the period ended October 31, 2011; and

(iii)     Form 51-102F2 Annual Information Form for the year ended October 31, 2011.

As a result, on March 15, 2012, the BCSC revoked the CTO issued on March 8, 2012. A copy of the BCSC's revocation order is attached hereto as Exhibit 99.2.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro Forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Exhibit                Exhibit Description
99.1                     March 8, 2012 Cease Trade Order of the British Columbia Securities Commission
99.2                     March 15, 2012 Revocation Order of the British Columbia Securities Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PACIFIC COPPER CORP.
Date: March 19, 2012	By: /s/ Rakesh Malhotra Name: Rakesh Malhotra Title: Chief Financial Officer

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